EXHIBIT 99.1

FOR IMMEDIATE RELEASE

A. SCHULMAN REVISES EARNINGS GUIDANCE FOR
FISCAL 2005 THIRD QUARTER

AKRON, Ohio – June 28, 2005 — A. Schulman Inc. (Nasdaq: SHLM) announced today that net income for its fiscal third quarter ended May 31, 2005 is expected to be approximately $0.20 per diluted share. This is less than the First Call average earnings estimate of $0.30 per diluted share, and less than the Company’s previous guidance of sequential improvement over fiscal second-quarter earnings without tax benefits.

Primary reasons for the shortfall in earnings in the third quarter of 2005 include lower than expected demand in North America from all markets, particularly the sluggish performance of the domestic auto industry, which is a major market for the Company’s products. In addition, customers have been reducing inventories, which they built due to the escalation of resin prices over the past nine months. Gross profit margins were also lower than anticipated because of the lag in passing on material cost increases in the form of higher prices. Sales and earnings in Europe also were lower than anticipated for the quarter, due to softer economic conditions, lower margins from higher resin costs and a decline in the value of the Euro during the quarter.

A. Schulman will announce its fiscal 2005 third-quarter results on July 6, 2005.

About A. Schulman Inc.

Headquartered in Akron, Ohio, A. Schulman is a leading international supplier of high-performance plastic compounds and resins. These materials are used in a variety of consumer, industrial, automotive and packaging applications. The Company employs about 2,400 people and has 14 manufacturing facilities in North America, Europe and the Asia-Pacific region. Revenues for the fiscal year ended August 31, 2004 were approximately $1.24 billion. Additional information about A. Schulman can be found at www.aschulman.com.

Forward-Looking Statements
Certain statements in this release may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate”, “estimate”, “expect”, “project”, “intend”, “plan”, “believe”, and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and are beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

•	Worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets;

•	Fluctuations in the value of currencies in major areas where the Company operates, including the U.S. dollar, Euro, U.K. pound sterling, Canadian dollar, Mexican peso, Chinese yuan and Indonesian rupiah;

•	Fluctuations in the prices of sources of energy or plastic resins and other raw materials;

•	Changes in customer demand and requirements;

•	Escalation in the cost of providing employee health care; and

•	The outcome of any legal claims known or unknown.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. A. Schulman does not undertake an obligation to publicly update or revise any forward-looking statements to reflect new events, information or circumstances, or otherwise. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in A. Schulman’s periodic filings with the Securities and Exchange Commission.